March 12, 2004
                                                             FOLEY & LARDNER LLP
                                                                ATTORNEYS AT LAW
                                                       777 EAST WISCONSIN AVENUE
                                                MILWAUKEE, WISCONSIN  53202-5306
                                                                414.271.2400 TEL
                                                                414.297.4900 FAX
                                                                   www.foley.com

                                                            WRITER'S DIRECT LINE
                                                                    414.297.5642
                                                        jkwilson@foley.com Email

                                                            CLIENT/MATTER NUMBER
                                                                     031613-0121

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

                        Re: Alliant Energy Corporation -
                            (Commission File No. 1-09894)
Ladies and Gentlemen:

     On behalf of Alliant Energy Corporation, a Wisconsin corporation (the "Company"), we are transmitting for filing pursuant to Rule 14a-6 of the Securities Exchange Act of 1934, as amended, a preliminary copy of the Company's notice of annual meeting, proxy statement and form of proxy (under the cover page required by Rule 14a-6(m) and Schedule 14A), for use in conjunction with the Company's annual meeting of shareholders scheduled to be held May 21, 2004.

     To the Company's knowledge, the only substantive matters to be considered at the 2004 annual meeting of shareholders include (i) the election of directors and (ii) a proposal to approve an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company.

     The Company intends to begin mailing definitive proxy materials to its shareholders no later than April 6, 2004.

     Please contact the undersigned at (414) 297-5642 if you have any questions or comments regarding the foregoing matter.

                               Very truly yours,

                                 /s/ John K. Wilson
                               -----------------------
                                John K. Wilson

Enclosures

cc:     F.J. Buri
         Alliant Energy Corporation
        Benjamin F. Garmer, III
        Jay O. Rothman
        Jessica S. Lochmann
         Foley & Lardner LLP

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement

[  ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

[  ]    Definitive Proxy Statement

[  ]    Definitive Additional Materials

[  ]    Soliciting under (S)240.14a-12




                           ALLIANT ENERGY CORPORATION
              ----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5) Total fee paid:

        ------------------------------------------------------------------------


[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as  provided  by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        ------------------------------------------------------------------------

        2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

        3) Filing Party:

        ------------------------------------------------------------------------

        4) Date Filed:

        ------------------------------------------------------------------------

                           ALLIANT ENERGY CORPORATION

                         ANNUAL MEETING OF SHAREOWNERS

                 DATE:   Friday, May 21, 2004

                 TIME:   1:00 PM, Central Daylight Time

             LOCATION:   Grand River Center
                         Exhibit Hall
                         500 Bell Street
                         Dubuque, Iowa




                         SHAREOWNER INFORMATION NUMBERS

            LOCAL CALLS (Madison, Wis. Area). .  . . 608-458-3110

            TOLL FREE NUMBER . . . . . . . . . . . . 800-356-5343

[LOGO]
ALLIANT
ENERGY/R/



                                               Alliant Energy Corporation
                                               4902 North Biltmore Lane
                                               P. O. Box 2568
                                               Madison, WI  53701-2568
                                               Phone:  608.458.3110


                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Alliant Energy Corporation Shareowner:

On Friday, May 21, 2004, Alliant Energy Corporation (the "Company") will hold its 2004 Annual Meeting of Shareowners at the Grand River Center, 500 Bell
Street,  Dubuque,  Iowa.  The meeting will begin at 1:00 p.m.  Central  Daylight
Time.

Only shareowners of record at the close of business on April 1, 2004, may vote at this meeting. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be ensured. At the meeting, the Company's shareowners will:

     1. Elect one director for a term expiring at the 2006 Annual Meeting of Shareowners and four directors for terms expiring at the 2007 Annual Meeting of Shareowners;

     2. Consider and vote upon a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company; and

     3.   Attend to any other business properly presented at the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If your shares are registered directly with the Company's Shareowner Services Department, then you may vote those shares by telephone or Internet. Instructions for voting by these convenient methods are shown on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.

A copy of the Company's 2003 Annual Report is enclosed.


                        By Order of the Board of Directors,

                         /s/ F. J. Buri
                        -----------------------------------------------------
                        F. J. Buri
                        Corporate Secretary


Dated, mailed and made available on the
Internet on or about April 6, 2004.

                              TABLE OF CONTENTS


Questions and Answers.....................................................    1

Election of Directors......................................................   5

Meetings and Committees of the Board.......................................   8

Corporate Governance.......................................................  11

Proposal for Increase in Authorized Shares.................................  12

Compensation of Directors .................................................  14

Ownership of Voting Securities............................................ . 16

Compensation of Executive Officers.........................................  18

Stock Options..............................................................  20

Long-Term Incentive Awards.................................................  22

Certain Agreements.........................................................  23

Retirement and Employee Benefit Plans......................................  24

Report of the Compensation and Personnel Committee on Executive Compensation.29

Report of the Audit Committee................................................33

Comparison of Five-Year Cumulative Total Return..............................35

Section 16(a) Beneficial Ownership Reporting Compliance......................36

Appendix A - Audit Committee Charter.........................................37


                              QUESTIONS AND ANSWERS


1. Q: Why am I receiving these materials?

     A: The Board of Directors of Alliant Energy Corporation (the "Company") is providing these proxy materials to you in connection with the Company's Annual Meeting of Shareowners (the "Annual Meeting"), which will take place on Friday, May 21, 2004. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.


2. Q: What is Alliant Energy Corporation?

     A: The Company is a public utility holding company whose primary first tier subsidiaries include Interstate Power and Light Company ("IP&L"), Wisconsin Power and Light Company ("WP&L"), Alliant Energy Resources, Inc. ("AER") and Alliant Energy Corporate Services, Inc. ("Alliant Energy Corporate Services").


3. Q: Who is entitled to vote at the Annual Meeting?

     A: Only shareowners of record at the close of business on April 1, 2004, are entitled to vote at the Annual Meeting. As of the record date, _________ shares of the Company's common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of the Company's common stock held on the record date.


4. Q: What may I vote on at the Annual Meeting?

     A:   You may vote on:

          . The election of five nominees to serve on the Company's Board of Directors, one nominee for a term expiring at the 2006 Annual Meeting of Shareowners and four nominees for terms expiring at the 2007 Annual Meeting of Shareowners; and

          .    A  proposal  to  amend  the   Company's   Restated   Articles  of
               Incorporation to increase the number of authorized shares of common stock of the Company from 200 million to 240 million.

5. Q: How does the Board of Directors recommend I vote?

     A: The Board of Directors recommends that you vote your shares FOR each of the listed director nominees and FOR the proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company.

6. Q: How can I vote my shares?

     A: You may vote either in person at the Annual Meeting or by appointing a proxy. If your shares are registered directly with the Company's Shareowner Services Department, then you have three options to appoint a proxy:

          .    By telephone;
          .    By Internet; or
          .    By mailing the proxy card.

          Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker makes available, in which case the bank or broker will include instructions with this proxy statement. If you vote by the Internet, then you should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that you must bear. Appointing a proxy will not affect your right to vote your shares if you attend the Annual Meeting and desire to vote in person.

7. Q: How are votes counted?

     A: In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees. With respect to the proposal to amend the Company's Restated Articles of Incorporation, you may vote FOR or AGAINST or you may ABSTAIN from voting. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all listed director nominees and FOR the proposal to amend the Company's Restated Articles of Incorporation.

8. Q: Can I change my vote?

     A: You have the right to revoke your proxy at any time before the Annual Meeting by:

          .    Providing written notice to the Corporate Secretary of the
               Company and voting in person at the Annual Meeting; or
          .    Appointing a new proxy prior to the start of the Annual Meeting.

          Attendance at the Annual Meeting will not cause your previously appointed proxy to be revoked unless you specifically so request in writing.

9. Q: What shares are included on the proxy card(s)?

     A: Your proxy card(s) covers all of your shares of the Company's common stock, including any shares held in your account under the Company's Shareowner Direct Plan. For present or past employees of IP&L, your proxy includes any shares held in your account under the IES Utilities Inc. Employee Stock Ownership Plan.

10. Q: How is the Company's common stock held for employees in the Alliant Energy Corporation 40l(k) Savings Plan voted?

     A: For shares held in the 401(k) Savings Plan, you will receive a separate form of proxy from the trustee of the Plan.

11. Q: What does it mean if I get more than one proxy card?

     A: If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. The Company encourages you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by
          contacting  the  Company's   Shareowner  Services  Department  at  the
          Shareowner Information Numbers shown at the front of this proxy statement.

12. Q: Who may attend the Annual Meeting?

     A: All shareowners who owned shares of the Company's common stock on April 1, 2004, may attend the Annual Meeting. You will be asked to indicate whether you plan to attend the Annual Meeting when voting by telephone or Internet, or you may indicate on the enclosed proxy card your intention to attend the Annual Meeting and return it with your signed proxy.

13. Q: How will voting on any other business be conducted?

     A: The Board of Directors of the Company does not know of any business to be considered at the Annual Meeting other than the election of directors and the proposal to amend the Company's Restated Articles of Incorporation. If any other business is properly presented at the Annual Meeting, your proxy gives Erroll B. Davis, Jr., the Company's Chairman and Chief Executive Officer, and F. J. Buri, the Company's Corporate Secretary, authority to vote on such matters at their discretion.

14. Q: Where and when will I be able to find the results of the voting?

     A: The results of the voting will be announced at the Annual Meeting. You may also call the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement for the results. The Company will also publish the final results in its Quarterly Report on Form 10-Q for the second quarter of 2004 to be filed with the Securities and Exchange Commission ("SEC").

15. Q: Are the Company's 2003 Annual Report and these proxy materials available on the Internet?

     A: Yes. You can access the Company's Web page at www.alliantenergy.com to view the 2003 Annual Report and these proxy materials.

16. Q: How can I access future proxy materials and annual reports on the Internet?

     A: The Company is offering you the opportunity to consent to access its future notices of shareowner meetings, proxy materials and annual reports electronically through the Company's website.

          If you are a shareowner of record, you can consent to access these materials electronically to allow the Company to save the cost of producing and mailing these materials by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you consent to access these materials over the Internet, then you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials. However, you will not receive those proxy materials and the annual report by mail. Your consent will remain in effect unless it is revoked by calling or writing the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement or at the address of the Company shown on the first page of this proxy statement.

          If you hold your stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

          If you consent to electronic access, then you will be responsible for your usual Internet-related charges (e.g., on-line fees, telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.

17. Q: When are shareowner proposals for the 2005 Annual Meeting due?

     A: All shareowner proposals to be considered for inclusion in the Company's proxy statement for the 2005 Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8"), must be received at the principal office of the Company by Dec. 7, 2004.

          In addition, any shareowner who intends to present a proposal at the 2005 Annual Meeting must comply with the requirements set forth in the Company's Bylaws. The Company's Bylaws state, among other things, that to bring business before an annual meeting, a shareowner must give written notice that complies with the Bylaws to the Corporate Secretary of the Company not later than 45 days in advance of the first annual anniversary of the date the Company first mailed its proxy statement to shareowners for the prior year's annual meeting. Accordingly, the Company must receive notice of a shareowner's proposal submitted other than pursuant to Rule 14a-8 no later than Feb. 20, 2005. If the notice is received after Feb. 20, 2005, then the notice will be considered untimely and the Company is not required to present such proposal at the 2005 Annual Meeting. If the Board of Directors chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2005 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2005 Annual Meeting may exercise discretionary voting power with respect to such proposal.

18. Q: Who are the independent auditors of the Company and how are they appointed?

     A: Deloitte & Touche LLP audited the financial statements of the Company for the year ended Dec. 31, 2003. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors expects to appoint the Company's independent auditors for 2004 later in the year.

          On June 12, 2002, the Board of Directors of the Company, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company's independent auditors and contracted with Deloitte & Touche LLP to serve as its independent auditors for 2002. Arthur Andersen's reports on the Company's consolidated financial statements for the year ended Dec. 31, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the year ended Dec. 31, 2001 and the subsequent interim period, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the accounting firm, would have caused it to make a reference to the subject matter of such disagreements in connection with its reports.

19. Q: Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?

     A. The Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company's officers and employees who will not receive any additional compensation for these solicitation activities. The Company will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation at an estimated cost of $6,000 plus reimbursable out-of-pocket expenses.

20. Q: If more than one shareowner lives in my household, how can I obtain an extra copy of the Company's 2003 Annual Report and this proxy statement?

     A. Pursuant to the rules of the SEC, services that deliver the Company's communications to shareowners that hold their stock through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of the Company's 2003 Annual Report and proxy statement. Upon written or oral request, the Company will mail a separate copy of the 2003 Annual Report and/or proxy statement to any shareowner at a shared address to which a single copy of each document was delivered. You may notify the Company of your request by calling or writing the Company's Shareowner Services Department at the Shareowner Information Numbers shown at the front of this proxy statement or at the address of the Company shown on the first page of this proxy statement.

                             ELECTION OF DIRECTORS

At the Annual Meeting, one director will be elected for a term expiring in 2006 and four directors will be elected for terms expiring in 2007. The nominees for election as recommended by the Nominating and Governance Committee and selected by the Board of Directors are: Ann K. Newhall, for a term expiring in 2006; and Michael L. Bennett, Jack B. Evans, David A. Perdue and Judith D. Pyle for terms expiring in 2007. Each of the nominees is currently serving as a director of the Company. Each person elected as a director will serve until the Annual Meeting of Shareowners of the Company in 2006 or 2007, as the case may be, or until his or her successor has been duly elected and qualified.


Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting will have no effect on the election of directors. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency not now anticipated.


Brief  biographies  of the director  nominees and continuing  directors  follow.
These biographies include their age (as of Dec. 31, 2003), an account of their business experience and the names of publicly held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.


NOMINEES

[Picture] ANN K. NEWHALL                   Director Since 2003
          Age  52                          Nominated Term Expires in 2006

          Ms.  Newhall is Executive Vice  President,  Chief  Operating  Officer,
          Secretary and a Director of Rural Cellular Corporation, a cellular communications corporation, located in Alexandria, Minn. She has served as Executive Vice President and Chief Operating Officer since
          August 2000, as Secretary  since February 2000 and as a Director since
          August 1999. Prior to assuming her current positions, she served as Senior Vice President and General Counsel from 1999 to 2000. She was previously a shareholder and President of the Moss & Barnett law firm in Minneapolis, Minn. Ms. Newhall has served as a Director of IP&L, WP&L and AER since August 2003. She was originally recommended as a nominee in 2003 by a third-party search firm acting on behalf of the Nominating and Governance Committee.


[Picture] MICHAEL L. BENNETT               Director Since 2003
          Age  50                          Nominated Term Expires in 2007

          Mr.  Bennett has served as President  and Chief  Executive  Officer of
          Terra Industries, Inc., an international producer of nitrogen products and methanol ingredients headquartered in Sioux City, Iowa, since
          April 2001.  From 1997 to 2001,  he was Executive  Vice  President and
          Chief Operating  Officer of Terra  Industries,  Inc. He also serves as
          Chairman of the Board for Terra Nitrogen  Corp., a subsidiary of Terra
          Industries, Inc. Mr. Bennett has served as a Director of IP&L, WP&L and AER since August 2003. He was originally recommended as a nominee in 2003 by a third-party search firm acting on behalf of the Nominating and Governance Committee.


[Picture] JACK B. EVANS                    Director Since 2000
          Age 55                           Nominated Term Expires in 2007

          Mr.  Evans is a Director and since 1996 has served as President of The
          Hall-Perrine Foundation, a private philanthropic  corporation in Cedar
          Rapids, Iowa. Previously,  Mr. Evans was President and Chief Operating
          Officer of SCI Financial Group, Inc., a regional financial services firm. Mr. Evans is a Director of Gazette Communications, Nuveen
          Institutional  Advisory  Corp.,  and Vice  Chairman  and a Director of
          United Fire and Casualty Company. Mr. Evans has served as a Director of IP&L (or predecessor companies), WP&L and AER since 2000. Mr. Evans is Chairperson of the Audit Committee.


[Picture] DAVID A. PERDUE                  Director Since 2001
          Age 54                           Nominated Term Expires in 2007

          Mr.  Perdue is  Chairman of the Board and Chief  Executive  Officer of
          Dollar General Corporation, a retail sales organization headquartered in Goodlettsville, Tenn. He was elected Chief Executive Officer and a
          Director in April 2003 and elected Chairman of the Board in June 2003.
          From July 2002 to March  2003,  he was  Chairman  and Chief  Executive
          Officer of Pillowtex Corporation, a textile manufacturing company located in Kannapolis, N. C. From 1998 to 2002, he was employed by Reebok International Limited, where he served as President of the Reebok Brand from 2000 to 2002. Mr. Perdue has served as a Director of IP&L (or predecessor companies), WP&L and AER since 2001.



[Picture] JUDITH D. PYLE                   Director Since 1992
           Age 60                          Nominated Term Expires in 2007

          Ms. Pyle is President of Judith Dion Pyle and Associates, a financial services company located in Middleton, Wis. Prior to assuming her current position in 2003, she served as Vice Chair of The Pyle Group, a financial services company located in Madison, Wis. She previously served as Vice Chairman and Senior Vice President of Corporate
          Marketing of Rayovac Corporation, a battery and lighting products manufacturer located in Madison, Wis. In addition, Ms. Pyle is Vice
          Chairman of Georgette Klinger, Inc., and a Director of Uniek, Inc. Ms.
          Pyle has served as a Director of WP&L since 1994, of AER since 1992 and of IP&L (or predecessor companies) since 1998. Ms. Pyle is Chairperson of the Compensation and Personnel Committee.

The Board of Directors unanimously recommends a vote FOR all nominees for election as directors.


CONTINUING DIRECTORS

[Picture] ERROLL B. DAVIS, JR.             Director Since 1982
          Age 59                           Term Expires in 2006

          Mr.  Davis has served as Chairman of the Board since 2000 and as Chief
          Executive Officer of the Company since 1990. He also served as President of the Company from 1990 through 2003. Mr. Davis joined WP&L in 1978 and served as President of WP&L from 1987 to 1998. He was elected Chief Executive Officer of WP&L in 1988. He has also served as Chief Executive Officer of AER and IP&L (or predecessor companies) since 1998. He is a member of the Boards of Directors of BP p.l.c.;
          PPG  Industries,  Inc.;  Electric  Power Research  Institute;  and the
          Edison Electric Institute. Mr. Davis has served as a Director of WP&L since 1984, of AER since 1988 and of IP&L (or predecessor companies) since 1998.

[Picture] KATHARINE C. LYALL               Director Since 1994
          Age 62                           Term Expires in 2005

          Ms.  Lyall is  President  of the  University  of  Wisconsin  System in
          Madison, Wis. In addition to her administrative position, she is a professor of economics at the University of Wisconsin-Madison. Ms.
          Lyall has announced that she will retire as President of the University of Wisconsin System no later than Aug. 31, 2004. She serves on the Boards of Directors of M&I Corporation and the Carnegie
          Foundation for the Advancement of Teaching. Ms. Lyall has served as a Director of WP&L since 1986, of AER since 1994 and of IP&L (or predecessor companies) since 1998.


[Picture] SINGLETON B. MCALLISTER          Director Since 2001
          Age 51                           Term Expires in 2005

          Ms. McAllister has been a partner in the public law and policy strategies group of the Washington, D. C. law firm office of Sonnenschein, Nath & Rosenthal, LLP, since 2003. She previously was a partner at Patton Boggs LLP, a Washington, D.C. law firm, from 2001 to 2003. From 1996 until 2001, Ms. McAllister was General Counsel for the
          United States Agency for International Development. She was also a partner at Reed, Smith, Shaw and McClay where she specialized in government relations and corporate law. Ms. McAllister has served as a Director of IP&L (or predecessor companies), WP&L and AER since 2001.


[Picture] ROBERT W. SCHLUTZ                Director Since 1998
          Age 67                           Term Expires in 2006

          Mr. Schlutz is President of Schlutz Enterprises, a diversified farming and retailing business in Columbus Junction, Iowa. Mr. Schlutz has served as a Director of IP&L (or predecessor companies) since 1989 and of WP&L and AER since 1998. Mr. Schlutz is Chairperson of the Environmental, Nuclear, Health and Safety Committee.


[Picture] ANTHONY R. WEILER                Director Since 1998
          Age 67                           Term Expires in 2005

          Mr. Weiler is Chairman and President of A. R. Weiler Co. LLC, a consulting firm for home furnishings organizations. He was previously a Senior Vice President of Heilig-Meyers Company, a national furniture retailer headquartered in Richmond, Va. He is a Director of the Retail
          Home  Furnishings  Foundation.  Mr. Weiler has served as a Director of
          IP&L (or predecessor  companies)  since 1979 and of WP&L and AER since
          1998.  Mr. Weiler is  Chairperson  of the  Nominating  and  Governance
          Committee.


                      MEETINGS AND COMMITTEES OF THE BOARD


The Board of Directors has standing Audit; Compensation and Personnel; Environmental, Nuclear, Health and Safety; Nominating and Governance; and Capital Approval Committees. The Board of Directors has adopted formal written charters for each of the Audit, Compensation and Personnel, and Nominating and Governance Committees, which are available on the Company's website at www.alliantenergy.com/investors under the "Corporate Governance" caption. The following is a description of each of these committees:


Audit Committee
----------------

The Audit Committee held seven meetings in 2003. The Committee currently consists of J. B. Evans (Chair), A. B. Arends, M. L. Bennett, S. B. McAllister and D. A. Perdue. Each of the members of the Committee is independent as defined by the New York Stock Exchange ("NYSE") listing standards and SEC rules. The Board of Directors has determined that Mr. Evans and two additional Audit Committee members qualify as "audit committee financial experts" as defined by SEC rules. The Audit Committee is responsible for assisting Board oversight of:
(1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the independent auditors' qualifications and independence; and (4) the performance of the Company's internal audit function and independent auditors. The Audit Committee is also directly responsible for the appointment, retention, termination, compensation and oversight of the Company's independent auditors.

Compensation and Personnel Committee
-------------------------------------

The Compensation and Personnel Committee held three meetings in 2003. The Committee currently consists of J. D. Pyle (Chair), A. B. Arends, M. L. Bennett,
S. B. McAllister and D. A. Perdue. Each of the members of the Committee is independent as defined by the NYSE listing standards. This Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer ("CEO") compensation, evaluates the CEO's performance and determines and approves as a committee or together with the other independent directors the CEO's compensation level based on the evaluation of the CEO's performance. In addition, the Committee has responsibilities with respect to the Company's executive compensation and incentive programs and management development programs.

Environmental, Nuclear, Health and Safety Committee
----------------------------------------------------

The Environmental, Nuclear, Health and Safety Committee held two meetings in 2003. The Committee currently consists of R. W. Schlutz (Chair), K. C. Lyall, A.
K. Newhall, J. D. Pyle and A. R. Weiler. The Committee's responsibilities are to review environmental policy and planning issues of interest to the Company, including matters involving the Company before environmental regulatory agencies and compliance with air, water and waste regulations. In addition, the Committee reviews policies and operating issues related to the Company's nuclear generating station investments, including planning and funding for decommissioning of the plants. The Committee also reviews health and safety related policies, activities and operational issues as they affect employees, customers and the general public.

Nominating and Governance Committee
-------------------------------------

The Nominating and Governance Committee held four meetings in 2003. The Committee currently consists of A. R. Weiler (Chair), K. C. Lyall, A. K. Newhall and R. W. Schlutz. Each of the members of the Committee is independent as defined by the NYSE listing standards. This Committee's responsibilities are to:
(1) identify individuals qualified to become Board members, consistent with the criteria approved by the Board, and to recommend nominees for directorships to be filled by the Board or shareowners; (2) identify and recommend Board members qualified to serve on Board committees; (3) develop and recommend to the Board a set of corporate governance principles; (4) oversee the evaluation of the Board and the Company's management; and (5) advise the Board with respect to other matters relating to corporate governance of the Company.

In making recommendations to the Company's Board of Directors of nominees to serve as directors, the Nominating and Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Committee believes that, to be recommended as a director nominee, each candidate must:

          . display the highest personal and professional ethics, integrity and values.

          .    have the ability to exercise sound business judgment.

          . be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

          . have relevant expertise and experience, and be able to offer advice and guidance to the CEO based on that expertise and experience.

          . be independent of any particular constituency, be able to represent all shareowners of the Company and be committed to enhancing long-term shareowner value; and

          . have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company's business.

The Committee also believes the following qualities or skills are necessary for one or more directors to possess:

          . At least one director should have the requisite experience and expertise to be designated as an "audit committee financial expert" as defined by the applicable rules of the SEC.

          . Directors generally should be active or former senior executive officers of public companies or leaders of major and/or complex organizations, including commercial, governmental, educational and other non-profit institutions.

          . Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting age, gender, race and political experience.

The Nominating and Governance Committee will consider nominees recommended by shareowners in accordance with the Company's Nominating and Governance Committee Charter and the Corporate Governance Principles.

The Company and the Committee maintain a file of recommended potential director nominees which is reviewed at the time a search for a new director needs to be performed. To assist the Committee in its identification of qualified director candidates, the Committee may engage an outside search firm.

Any shareowner wishing to make a recommendation should write to the Corporate Secretary of the Company and include appropriate biographical information concerning each proposed nominee. The Corporate Secretary will forward all recommendations to the Committee. The Company's Bylaws also set forth certain requirements for shareowners wishing to nominate director candidates directly for consideration by shareowners. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to the Corporate Secretary of the Company.

Capital Approval Committee
---------------------------

The Capital Approval Committee held no meetings in 2003. The Committee currently consists of M. L. Bennett, J. B. Evans and A. R. Weiler. Mr. Davis is the Chair and a non-voting member of this Committee. The purpose of this Committee is to evaluate certain investment proposals where (1) an iterative bidding process is required, and/or (2) the required timelines for such a proposal would not permit the proposal to be brought before a regular meeting of the Board of Directors and/or a special meeting of the full Board of Directors is not practical or merited.

The Board of Directors held nine meetings during 2003. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served.

The Board and each committee conduct performance evaluations annually to determine their effectiveness and suggest improvements for consideration and implementation. In addition, the Compensation and Personnel Committee evaluates Mr. Davis' performance as CEO on an annual basis.

Board  members  are  expected  to  attend  the  Company's   Annual   Meeting  of
Shareowners. All Board members, with the exception of Ms. Pyle, were present for the Company's 2003 Annual Meeting of Shareowners.

                                      -11-
                              CORPORATE GOVERNANCE


Corporate Governance Principles
--------------------------------

The Board of Directors has adopted Corporate Governance Principles that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Principles are available on the Company's website at www.alliantenergy.com/investors under the "Corporate Governance" caption.


The Board of Directors has adopted certain categorical standards of independence to assist it in making determinations of director independence under the NYSE listing standards. These categorical standards appear as Appendix A of the Corporate Governance Principles. Based on these standards, the Board of Directors has affirmatively determined by resolution that each of the Company's directors (other than Mr. Davis, the Company's Chairman and CEO) has no material relationship with the Company and, therefore, is independent in accordance with the NYSE listing standards. The Board of Directors will regularly review the continuing independence of the directors.

The Corporate Governance Principles provide that at least 75% of the members of the Board of Directors must be independent directors under the NYSE listing standards. The Audit, Nominating and Governance and Compensation and Personnel Committees must consist of all independent directors.

Lead Independent Director; Executive Sessions
----------------------------------------------

The Corporate Governance Principles provide that the chairperson of the Nominating and Governance Committee shall be the designated "Lead Independent Director" or "Presiding Independent Director" and will preside as the chair at meetings or executive sessions of the independent directors. As the Chairperson of the Nominating and Governance Committee, Mr. Weiler is currently designated as the Lead Independent Director. At every regular meeting of the Board of Directors, the independent directors meet in executive session with no member of Company management present.


Communication with Directors
-----------------------------

Shareowners and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the Presiding Independent Director, by providing such communication in writing to the Company's Corporate Secretary, who will post such communications directly to the Company's Board of Directors' website.

Ethical and Legal Compliance Policy
------------------------------------

The Company has adopted a Code of Ethics that applies to all employees, including its CEO, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer, as well as its Board of Directors. The Company makes its Code of Ethics available free of charge on the Company's website, at www.alliantenergy.com/investors, under the "Corporate Governance" caption and such Code of Ethics is available in print to any shareowner who requests it from the Company's Corporate Secretary. The Company intends to satisfy the disclosure requirements under Item 10 of Form 8-K regarding amendments to, or waivers from, the Code of Ethics by posting such information on its website address stated above under the Corporate Governance caption.

                   PROPOSAL FOR INCREASE IN AUTHORIZED SHARES

        PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION OF THE
              COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES


The Board of Directors recommends that shareowners vote FOR the proposal for the amendment of the Company's Restated Articles of Incorporation to increase the number of authorized shares to 240,000,000 for the following reasons:

Currently, the Company's authorized capital stock under its Restated Articles of Incorporation is 200,000,000 shares of common stock. The Company is not authorized to issue preferred stock under its Restated Articles of Incorporation. As of April 1, 2004, of the 200,000,000 shares of the Company's common stock presently authorized, _____________ shares were issued and outstanding, _____________ shares were reserved for issuance under the Company's Shareowner Direct Plan, ___________shares were reserved for issuance under the Company's 401(k) Plan, ___________shares were reserved for issuance under the Company's Long-Term Incentive Plan, _____________ shares were reserved for issuance under the Company's 2002 Equity Incentive Plan and _____________ shares were reserved for issuance under the Company's Rights Agreement. As a result, there are now only ____________ authorized shares of the Company's common stock that are not reserved and that may be issued for any future business purposes by the Company.

Accordingly, the Board of Directors has approved for submission to the Company's shareowners, and recommends that the Company's shareowners approve, an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 240,000,000.

The additional 40,000,000 authorized shares of the Company's common stock may be issued for any proper corporate purpose approved by the Company's Board of Directors. The availability of additional authorized shares will enable the Company's Board of Directors to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareowner vote and to take advantage of changing market and financial conditions in a more timely manner. Among the reasons for issuing additional shares would be to increase the Company's capital through sales of the Company's common stock, to engage in other types of capital transactions, and to satisfy contractual commitments.

The Company anticipates that it will require in the future a greater number of authorized shares of common stock than is currently available under its Restated Articles of Incorporation to issue new equity to fund, among other things, its recently announced domestic generation build-out program. The Company's management regularly reviews a range of possible financing transactions, including the issuance of the Company's common stock. Subject to market and other conditions, the Company intends to sell additional equity in 2004. These equity sales may involve traditional underwritten offerings, continuous equity offerings or other transactions. Such offerings will be made from a portion of the __________ of existing authorized shares of the Company's common stock that are currently not reserved and that may be issued for the purposes described above.

If the amendment to the Company's Restated Articles of Incorporation is approved, while the Company's Board of Directors generally may issue such additional authorized shares of the Company's common stock without further shareowner approval, such issuances will generally require the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935.

In some instances, shareowner approval for the issuance of additional shares may be required by law or by the requirements of the New York Stock Exchange, or the obtaining of such approvals may be otherwise necessary or desirable. In particular, under the listing standards of the New York Stock Exchange, an increase in shares reserved for issuance under equity compensation plans for the Company's employees or in a transaction including the issue of more than 20% of the outstanding shares would be subject to shareowner approval. In such cases, further shareowner authorization will be solicited.

The Company's Board of Directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, which may adversely affect the ability of the Company's shareowners to obtain a premium for their shares of the Company's common stock.

To approve this proposal, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted above, but do not constitute a vote "for" or "against" any matter and will be disregarded in the calculations of "votes cast."

The Board of Directors unanimously recommends that shareowners vote FOR approval of the proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares to 240,000,000.

                           COMPENSATION OF DIRECTORS


No retainer fees are paid to Mr. Davis for his service on the Company's Board of Directors. In 2003, all other directors (the "non-employee directors"), each of whom served on the Boards of the Company, IP&L, WP&L and AER, received an annual retainer for service on all four Boards consisting of $47,137 in cash. Of this cash amount, each Director voluntarily elected to use $17,137 to purchase 1,000 shares of Company common stock pursuant to the Company's Shareowner Direct Plan or to defer such amount through the Company Stock account in the Directors' Deferred Compensation Plan. Travel expenses are paid for each meeting day attended.

In 2004, the Board of Directors will receive a cash retainer of $70,000. The Directors are encouraged to make a voluntary election to use not less than 50% of this cash retainer to purchase shares of the Company's common stock pursuant to the Company's Shareowner Direct Plan or to defer through the Company Stock account in the Directors' Deferred Compensation Plan. In 2004, the Chairperson of the Audit Committee will receive an additional $7,500 cash retainer and the Chairpersons of the Nominating and Governance, Compensation and Personnel, and Environmental, Nuclear, Health, and Safety Committees will receive an additional $5,000 cash retainer.

Director's Deferred Compensation Plan
--------------------------------------

Under the Director's Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee. Amounts deposited to a Deferred Compensation Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in The Wall Street Journal, provided that the return may not be greater than 12% or less than 6%. Amounts deposited to a Company Stock Account are treated as though invested in the common stock of the Company and will be credited with dividends, which will be treated as if reinvested. The director may elect that the Deferred Compensation Account be paid in a lump sum or in annual installments for up to 10 years beginning in the year of or one tax year after retirement or resignation from the Board.

Director's Charitable Award Program
------------------------------------

The Company maintains a Director's Charitable Award Program for the members of its Board of Directors beginning after three years of service. The purpose of the Program is to recognize the interest of the Company and its directors in supporting worthy institutions and to enhance the Company's director benefit program so that the Company is able to continue to attract and retain directors of the highest caliber. Under the Program, when a director dies, the Company will donate a total of $500,000 to one qualified charitable organization or divide that amount among a maximum of five qualified charitable organizations selected by the individual director. The individual director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company's cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to the Company.

Director's Life Insurance Program
-----------------------------------

The Company maintains a split-dollar Director's Life Insurance Program for non-employee directors, beginning after three years of service, which provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to the Company. The imputed income allocations reported for each director in 2003 under the Director's Life Insurance Program were as follows: A.
B. Arends - $50, J. B. Evans - $2, K. C. Lyall - $488, J. D. Pyle - $24, W. H. Stoppelmoor - $987 and A. R. Weiler - $50.

In November 2003, the Board of Directors terminated this insurance benefit for any director not already having the required vesting period of three years of service and for all new directors.

                         OWNERSHIP OF VOTING SECURITIES


Listed in the following table are the number of shares of the Company's common stock beneficially owned by the (1) executive officers listed in the Summary Compensation Table, (2) all director nominees and directors of the Company, and
(3) all director nominees, directors and executive officers as a group as of Feb. 27, 2004. The directors and executive officers of the Company as a group owned 1.4% of the outstanding shares of common stock on that date. No individual director or officer owned more than 1% of the outstanding shares of common stock on that date.

                                                      SHARES
                                                     BENEFICIALLY
        NAME OF BENEFICIAL OWNER                      OWNED (1)
      ----------------------------              -------------------------
     Executives (2)
        William D. Harvey.................................. 167,236(3)
        James E. Hoffman................................... 127,449(3)
        Eliot G. Protsch................................... 173,717(3)
        Pamela J. Wegner................................... 124,470(3)
        Thomas M. Walker..................................... 1,478(5)

     Director Nominees
        Ann K. Newhall....................................... 4,116(3)
        Michael L. Bennett................................... 1,803(3)
        Jack B. Evans....................................... 39,028(3)
        David A. Perdue...................................... 5,558(3)
        Judith D. Pyle ..................................... 13,065

     Directors
        Alan B. Arends...................................... 10,867(3)(4)
        Erroll B. Davis, Jr................................ 556,063(3)
        Katharine C. Lyall.................................. 15,941
        Singleton B. McAllister.............................. 4,251(3)
        Robert W. Schlutz................................... 18,990(3)
        Wayne H. Stoppelmoor................................ 14,851(4)
        Anthony R. Weiler.................................... 7,022(3)

        All Executives and Directors as a Group
        21 people, including those listed above.......... 1,556,757(3)

          (1) Total shares of Company common stock outstanding as of Feb. 27, 2004, were 111,274,686.

          (2)  Stock ownership of Mr. Davis is shown with the directors.

          (3) Included in the beneficially owned shares shown are indirect ownership interests with shared voting and investment powers: Mr. Davis - 8,981, Mr. Evans - 2,000, Mr. Weiler - 1,389, Mr. Harvey
               - 2,717, and Mr. Protsch - 820; shares of common stock held in deferred compensation plans: Mr. Arends - 5,605, Mr. Bennett - 1,415, Mr. Davis - 48,303, Mr. Evans - 7,028, Ms. McAllister - 1,415, Ms. Newhall - 2,829, Mr. Perdue - 5,558, Mr. Schlutz - 7,959, Mr. Weiler - 5,841, Mr. Harvey - 27,716, Mr. Hoffman - 16,479, Mr. Protsch - 33,879, and Ms. Wegner - 18,767 (all
               executive officers and directors as a group - 210,729); and stock options exercisable on or within 60 days of Feb. 27, 2004: Mr. Davis - 451,687, Mr. Harvey - 112,431, Mr. Hoffman - 97,981, Mr.
               Protsch - 112,431 and Ms. Wegner - 89,419 (all executive officers and directors as a group - 1,094,060).

          (4) Messrs. Arends and Stoppelmoor will retire as Directors at the 2004 Annual Meeting.

          (5)  Mr. Walker resigned from the Company effective Nov. 15, 2003.

The following table sets forth information, as of Dec. 31, 2003 regarding beneficial ownership by the only person known to the Company to own more than 5% of the Company's common stock. The beneficial ownership set forth below has been reported on a Schedule 13G with the Securities and Exchange Commission by the beneficial owner.


                   Amount and Nature of Beneficial Ownership
                  --------------------------------------------

                           Voting Power                 Investment Power
                         ---------------             -------------------
                                                                               Percent
Name and Address                                                               of
of Beneficial Owner        Sole     Shared      Sole    Shared    Aggregate    Class
------------------------ --------  --------   --------- -------  -----------  ---------
Franklin Resources, Inc.
(and certain affiliates)
 One Franklin Parkway
 San Mateo, CA 94403     6,451,800       0    6,451,800     0     6,451,800    5.8%

                       COMPENSATION OF EXECUTIVE OFFICERS
                    ----------------------------------------

The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries to the Chief Executive Officer and certain other executive officers of the Company for all services rendered during 2003, 2002 and 2001.

                                               SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                              Long-Term-Compensation
                                    ----------------------------------------------------------------------------------------------
                                                                                        Awards           Payouts
                                                                                      -------------------------------

                                                                                      Securities
                                                                      Other          Underlying
        Name and                            Base                      Annual          Options          LTIP           All Other
   Principal Position            Year      Salary        Bonus     Compensation(1)   (Shares)(2)       Payouts      Compensation(4)
-----------------------------------------------------------------------------------------------------------------------------------

Erroll B. Davis, Jr.              2003     $685,000     $      0    $14,949            151,687        $      0        $45,253
Chairman and                      2002      685,000            0     17,582            151,687               0         45,485
Chief Executive Officer           2001      683,269      489,364     11,265            108,592         359,605         50,284
------------------------------------------------------------------------------------------------------------------------------

William D. Harvey                 2003      290,000            0      5,954             26,642               0         15,562
President and                     2002      282,500            0      7,707             26,642               0         17,599
Chief Operating Officer           2001      274,616      161,233      4,061             21,798          92,209         42,944
------------------------------------------------------------------------------------------------------------------------------

James E. Hoffman                  2003      290,000            0      9,133             26,642               0         16,497
Executive Vice President          2002      282,500            0     11,510             26,642               0         16,970
                                  2001      274,616      135,795          0             21,798          92,209         23,455
------------------------------------------------------------------------------------------------------------------------------

Eliot G. Protsch                  2003      290,000            0      4,825             26,642               0         15,605
Senior Executive Vice President   2002      282,500            0      6,131             26,642               0         16,318
and Chief Financial Officer       2001      274,616      143,688        893             21,798          92,209         38,372
------------------------------------------------------------------------------------------------------------------------------

Pamela J. Wegner                  2003      275,000            0      7,282             25,673               0         19,641
Executive Vice President          2002      270,000            0      9,263             25,673               0         19,178
                                  2001      264,615      124,312      2,267             21,005          88,597         35,371
------------------------------------------------------------------------------------------------------------------------------

Thomas M. Walker (3)              2003      267,692      680,000     13,895             25,673               0         27,669
                                  2002      277,500            0     17,543             25,673               0         27,297
                                  2001      264,615      133,852          0             21,005          88,597          6,207
------------------------------------------------------------------------------------------------------------------------------

(1) Other Annual Compensation consists of income tax gross-ups for reverse split-dollar life insurance.

(2) Awards made in 2003 were in addition to performance share awards as described in the table entitled "Long-Term Incentive Awards in 2003."

(3) Mr. Walker, the Company's former Executive Vice President and Chief Financial Officer, resigned from the Company effective Nov. 15, 2003. In connection with such resignation, Mr. Walker entered into a Severance Agreement and Release with the Company, pursuant to which he was paid
     $680,000, which is reflected in the "Bonus" column above. See "Certain Agreements."


(4) The table below shows the components of the compensation reflected under this column for 2003:


-----------------------------------------------------------------------------------------------------
            Erroll B.       William D.      James E.       Eliot G.       Pamela J.       Thomas M.
           Davis, Jr.         Harvey         Hoffman        Protsch         Wegner         Walker
-----------------------------------------------------------------------------------------------------
  A.       $20,550           $6,000          $2,000         $7,450          $7,375         $6,000
-----------------------------------------------------------------------------------------------------
  B.        19,656            8,497          13,446          7,104          10,393         19,830
-----------------------------------------------------------------------------------------------------
  C.         5,047            1,065           1,051          1,051           1,873          1,839
-----------------------------------------------------------------------------------------------------
 Total     $45,253          $15,562         $16,497        $15,605         $19,641        $27,669
-----------------------------------------------------------------------------------------------------




A. Matching contributions to 401(k) Plan and Deferred Compensation Plan
B. Reverse split-dollar life insurance
C. Life insurance coverage in excess of $50,000

                                  STOCK OPTIONS

The following table sets forth certain information concerning stock options granted during 2003 to the executives named below:


                                             STOCK OPTION GRANTS IN 2003

                                                                                               Potential Realizable Value
                                                                                                at Assumed Annual Rates
                                                                                               of Stock Price Appreciation
                                                   Individual Grants                              for Option Term (2)
---------------------------------------------------------------------------------------------------------------------------
                        Number of             % of Total         Exercise
                        Securities            Options Granted    or Base
                        Underlying            to Employees       Price         Expiration
     Name               Options Granted (1)   in Fiscal Year     ($/Share)     Date            5%                10%
---------------------------------------------------------------------------------------------------------------------------

Erroll B. Davis, Jr.      151,687              15.8%              $16.82       1/21/2013     $1,604,848        $4,066,728
--------------------------------------------------------------------------------------------------------------------------

William D. Harvey          26,642               2.8%               16.82       1/21/2013        281,872           714,272
--------------------------------------------------------------------------------------------------------------------------

James E. Hoffman           26,642               2.8%               16.82       1/21/2013        281,872           714,272
--------------------------------------------------------------------------------------------------------------------------

Eliot G. Protsch           26,642               2.8%               16.82       1/21/2013        281,272           714,272
--------------------------------------------------------------------------------------------------------------------------

Pamela J. Wegner           25,673               2.7%               16.82       1/21/2013        271,620           688,293
--------------------------------------------------------------------------------------------------------------------------

Thomas M. Walker(3)        25,673               2.7%               16.82      11/15/2003              0                 0
-----------------------------------------------------------------------------------------------------------------------------

(1) Consists of non-qualified stock options to purchase shares of Company common stock. Options were granted on January 21, 2003 and have a three-year vesting schedule pursuant to which one-third of the options will become exercisable on each of Jan. 2, 2004, Jan. 2, 2005, and Jan. 2, 2006. Upon a "change in control" of the Company or upon retirement, disability or death of the option holder, the options will become immediately exercisable.

(2) The hypothetical potential appreciation shown for the named executives is required by rules of the Securities and Exchange Commission ("SEC"). The amounts shown do not represent the historical or expected future performance of the Company's common stock. In order for the named executives to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Company's common stock would be $27.40 and $43.63, respectively, as of the expiration date of the options.

(3) Pursuant to his Severance Agreement and Release, Mr. Walker's stock options were cancelled in November 2003. See "Certain Agreements."

The following table provides information for the executives named below regarding the number and value of exercisable and unexercised options. None of the executives exercised options in fiscal 2003.


                         OPTION VALUES AT DEC. 31, 2003
                    ----------------------------------------

                            Number of Securities
                           Underlying Unexercised                    Value of Unexercised
                         Options at Fiscal Year End           In-the-Money Options at Year End(1)
-------------------------------------------------------------------------------------------------

       Name             Exercisable      Unexercisable      Exercisable       Unexercisable
----------------------------------------------------------------------------------------------

Erroll B. Davis, Jr.     388,778           289,009                $0         $1,225,631
----------------------------------------------------------------------------------------------

William D. Harvey         87,403            51,669                 0            215,267
----------------------------------------------------------------------------------------------

James E. Hoffman          72,953            51,669                 0            215,267
----------------------------------------------------------------------------------------------

Eliot G. Protsch          87,403            51,669                 0            215,267
----------------------------------------------------------------------------------------------

Pamela J. Wegner          73,859            49,790                 0            207,438
----------------------------------------------------------------------------------------------

Thomas M. Walker               0                 0                 0                  0
----------------------------------------------------------------------------------------------


(1) Based on the closing per share price of Company common stock on Dec. 31, 2003 of $24.90.

                           LONG-TERM INCENTIVE AWARDS


The following table provides information concerning long-term incentive awards made to the executives named below in 2003.


                       LONG-TERM INCENTIVE AWARDS IN 2003
                     ---------------------------------------

                                LONG-TERM INCENTIVE AWARDS IN 2003
                                                                             Estimated Future Payouts Under
                                                                               Non-Stock Price-Based Plans
-------------------------------------------------------------------------------------------------------------------------
                                                Performance or
                             Number of           Other Period
                           Shares, Units       Until Maturation
     Name                   or Other Rights         or Payout         Threshold        Target       Maximum
                              (#)(1)                                   (#)             (#)          (#)
------------------------------------------------------------------------------------------------------------------

Erroll B. Davis, Jr.            57,135               1/1/2006          28,568          57,135       114,270
------------------------------------------------------------------------------------------------------------------

William D. Harvey               12,108               1/1/2006           6,054          12,108        24,216
------------------------------------------------------------------------------------------------------------------

James E. Hoffman                12,108               1/1/2006           6,054          12,108        24,216
------------------------------------------------------------------------------------------------------------------

Eliot G. Protsch                12,108               1/1/2006           6,054          12,108        24,216
------------------------------------------------------------------------------------------------------------------

Pamela J. Wegner                11,416               1/1/2006           5,708          11,416        22,832
------------------------------------------------------------------------------------------------------------------

Thomas M. Walker(2)             12,263                 N/A               N/A             N/A          N/A
------------------------------------------------------------------------------------------------------------------

(1) Consists of performance shares awarded under the Company's Long-Term Equity Incentive Plan. The payout from the performance shares is based on the Company's three-year Total Shareowner Return (TSR) relative to an investor-owned utility peer group during the three-year performance cycle ending Dec. 31, 2005. Payouts are subject to modification pursuant to a performance multiplier that ranges from 0 to 2.00, and will be made in shares of Company common stock or a combination of common stock and cash.

(2) Pursuant to his Severance Agreement and Release, Mr. Walker's awards were cancelled in November 2003. See "Certain Agreements."

                               CERTAIN AGREEMENTS


Mr. Davis has an employment agreement with the Company, pursuant to which he will serve as the Chairman and Chief Executive Officer of the Company until the expiration of the current term of the agreement on April 21, 2005. The agreement automatically renews for successive one-year terms, unless either Mr. Davis or the Company gives prior written notice of his or its intent to terminate the agreement. Mr. Davis will also serve as the Chief Executive Officer and a director of each subsidiary of the Company during the term of his employment agreement. Pursuant to Mr. Davis' employment agreement, he is paid an annual base salary of not less than $450,000. Mr. Davis' current salary under his employment agreement is $685,000. Mr. Davis also has the opportunity to earn short-term and long-term incentive compensation (including stock options, restricted stock and other long-term incentive compensation) and receive supplemental retirement benefits (including continued participation in the WP&L Executive Tenure Compensation Plan) and life insurance providing a death benefit of three times his annual salary. If the employment of Mr. Davis is terminated without cause (as defined in the employment agreement) or if Mr. Davis terminates his employment for good reason (as defined in the employment agreement), the Company or its affiliates will continue to provide the compensation and benefits called for by the employment agreement through the end of the term of such employment agreement (with incentive compensation based on the maximum potential awards and with any stock compensation paid in cash), and all unvested stock compensation will vest immediately. If Mr. Davis dies or becomes disabled, or terminates his employment without good reason, during the term of his respective employment agreement, the Company or its affiliates will pay to Mr. Davis or his beneficiaries or estate all compensation earned through the date of death, disability or such termination (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If Mr. Davis is terminated for cause, the Company or its affiliates will pay his base salary through the date of termination plus any previously deferred compensation. Under Mr. Davis' employment agreement, if any payments thereunder constitute an excess parachute payment under the Internal Revenue Code (the "Code"), the Company will pay to Mr. Davis the amount necessary to offset the excise tax and any applicable taxes on this additional payment.

The Company currently has in effect key executive employment and severance agreements (the "KEESAs") with certain executive officers and key employees of the Company (including Messrs. Davis, Harvey, Hoffman, and Protsch and Ms. Wegner). The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to three years (depending on which executive is involved) after a change in control of the Company (as defined in the KEESAs) (the "Employment Period"), the officer's employment is ended through (a) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESAs); or (b) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer's responsibilities; or (c) in the case of Mr. Davis' agreement, termination by Mr. Davis following the first anniversary of the change of control. The benefits provided are (a) a cash termination payment of up to three times (depending on which executive is involved) the sum of the officer's annual salary and his or her average annual bonus during the three years before the termination; and (b) continuation for up to the end of the Employment Period of equivalent hospital, medical, dental, accident and life insurance coverage as in effect at the time of termination. Each KEESA for executive officers below the level of Executive Vice President provides that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he or she could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess parachute payments, or which the Company may pay without loss of deduction under the Code. The KEESAs for the Chief Executive Officer, President, Senior Executive Vice President and the Executive Vice Presidents (including Messrs. Davis, Harvey, Hoffman, and Protsch and Ms.Wegner) provide that if any payments thereunder or otherwise constitute an excess parachute payment, the Company will pay to the appropriate officer the amount necessary to offset the excise tax and any additional taxes on this additional payment. Mr. Davis' employment agreement as described above limits benefits paid thereunder to the extent that duplicate payments would be provided to him under his KEESA.

The Company entered into a Severance Agreement and Release with Mr. Walker in connection with the conclusion of his employment with the Company as of November 15, 2003. The Company (a) paid Mr. Walker $680,000, (b) paid $10,000 towards his legal fees associated with the agreement and (c) agreed to provide him with up to $20,000 for either outplacement services or tuition reimbursement. Mr. Walker ceased to be eligible to participate under any of the Company's stock option, bonus, equity, incentive compensation, non-qualified supplemental retirement plan, medical, dental, life insurance, retirement, pension and other compensation or benefit plans upon his termination of employment, except that he retained vested rights under the Company's qualified retirement plans and his rights under the Company's Key Employee Deferred Compensation Plan, and he is eligible for COBRA continuation for his medical and dental plans. If Mr. Walker elects COBRA continuation, the Company will pay for this coverage for up to 18 months. Under the agreement, Mr. Walker agreed to a two-year covenant not to compete and agreed to keep Company information confidential. In connection with the agreement, Mr. Walker provided the Company a general liability release.

                     RETIREMENT AND EMPLOYEE BENEFIT PLANS

Alliant Energy Cash Balance Pension Plan

Salaried employees (including officers) of the Company are eligible to participate in the Alliant Energy Cash Balance Pension Plan (the "Pension Plan") maintained by Alliant Energy Corporate Services. The Pension Plan bases a participant's defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Pension Plan as of Aug. 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of Dec. 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age multiplied by credited service and pay. For 1998 and thereafter, a participant receives annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items), plus an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on assets in the trust investment for the year.

The life annuity payable under the Pension Plan is determined by converting the hypothetical account balance credits into annuity form. Individuals who were participants in the Pension Plan on Aug. 1, 1998, are in no event to receive any less than what would have been provided under the prior formula that was applicable to them, had it continued, if they terminate on or before Aug. 1, 2008, and do not elect to commence benefits before the age of 55.

All of the individuals listed in the Summary Compensation Table participate in the Plan and are "grandfathered" under the applicable prior plan benefit formula. Because their estimated benefits under the applicable prior plan benefit formula are higher than under the Pension Plan formula, utilizing current assumptions, their benefits would currently be determined by the applicable prior plan benefit formula. The following tables illustrate the estimated annual benefits payable upon retirement at age 65 under the applicable prior plan formula based on average annual compensation and years of service. To the extent benefits under the Plan are limited by tax law, any excess will be paid under the Unfunded Excess Plan described below.

WP&L Plan A Prior Formula. One of the applicable prior plan formulas provided retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for Social Security offset. The individuals listed in the Summary Compensation Table covered by this formula are Messrs. Davis, Protsch and Harvey and Ms. Wegner. The benefits would be as follows:

                      WP&L Plan A Prior Plan Formula Table
  Average               Annual Benefit After Specified Years in Plan
  Annual          -----------------------------------------------------
Compensation         15            20            25            30+
-----------------------------------------------------------------------
$  200,000       $  55,000    $   73,333    $   91,667    $  110,000
   300,000          82,500       110,000       137,500       165,000
   400,000         110,000       146,667       183,333       220,000
   500,000         137,500       183,333       229,167       275,000
   600,000         165,000       220,000       275,000       330,000
   700,000         192,500       256,667       320,833       385,000
   800,000         220,000       293,333       366,667       440,000
   900,000         247,500       330,000       412,500       495,000
 1,000,000         275,000       366,667       458,333       550,000
 1,100,000         302,500       403,333       504,167       605,000

For purposes of the Pension Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Pension Plan benefits depend upon length of Pension Plan service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the Pension Plan) and are reduced by up to 50% of Social Security benefits. The estimated benefits in the table above do not reflect the Social Security offset. The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Credited years of service under the Pension Plan for covered persons named in the Summary Compensation Table are as follows: Erroll B. Davis, Jr., 24 years; Eliot G. Protsch, 24 years; William D. Harvey, 16 years; and Pamela J. Wegner, 9 years.

IES Industries Pension Plan Prior Formula. Another of the applicable prior plan formulas provided retirement income based on years of service and final average compensation for the highest consecutive 36 months out of the last 10 years of employment. Mr. Hoffman is the only individual listed in the Summary Compensation Table covered by this formula. The benefits would be as follows:

                IES Industries Pension Plan Prior Formula Table
 Average               Annual Benefit After Specified Years in Plan
  Annual          -----------------------------------------------------
Compensation         15            20            25            30            35
------------------------------------------------------------------------------------
$  200,000       $  43,201     $  57,601     $  72,001     $  86,401     $ 100,801
   300,000          66,451        88,601       110,751       132,901       155,051
   400,000          89,701       119,601       149,501       179,401       209,301
   500,000         112,951       150,601       188,251       225,901       263,551
   600,000         136,201       181,601       227,001       272,401       317,801

For purposes of the Pension Plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Pension Plan benefits depend upon length of Pension Plan service (up to a maximum of 35 years), age at retirement and amount of compensation (determined in accordance with the Pension Plan). The estimated benefits are computed on a straight-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Mr. Hoffman has eight credited years of service under the Pension Plan. At the time of his resignation from the Company in November 2003, Mr. Walker had a vested balance of $68,056 in the Pension Plan.

Unfunded Excess Plan

Alliant Energy Corporate Services maintains an Unfunded Excess Plan that provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. The Unfunded Excess Plan provides an amount equal to the difference between the actual pension benefit payable under the Pension Plan and what such pension benefit would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation.

Unfunded Executive Tenure Compensation Plan

Alliant Energy Corporate Services maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for selected key executives to remain in the service of the Company by providing additional compensation that is payable only if the executive remains with the Company until retirement (or other termination if approved by the Board of Directors). In the case of the Chief Executive Officer only, in the event that the Chief Executive Officer (a) is terminated under his employment agreement with the Company as described above other than for cause, death or disability (as those terms are defined in the employment agreement); (b) terminates his employment under the employment agreement for good reason (as such term is defined in the employment agreement); or (c) is terminated as a result of a failure of the employment agreement to be renewed automatically pursuant to its terms (regardless of the reason for such non-renewal), then for purposes of the Plan, the Chief Executive Officer shall be deemed to have retired at age 65 and shall be entitled to benefits under the Plan. Any participant in the Plan must be approved by the Board of Directors. Mr. Davis was the only active participant in the Plan as of Dec. 31, 2003. The Plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25% of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50% of such amount for 120 months in the case of death before retirement or, if the participant dies after retirement, 50% of such amount for the balance of the 120 months. Annual benefits of $171,250 would be payable to Mr. Davis upon retirement, assuming he continues in Alliant Energy Corporate Services' service until retirement at the same salary as was in effect on Dec. 31, 2003.

Supplemental Executive Retirement
Plan

The Company maintains an unfunded Supplemental Executive Retirement Plan ("SERP") to provide incentive for key executives to remain in the service of the Company by providing additional compensation that is payable only if the executive remains with the Company until retirement, disability or death. While the SERP provides different levels of benefits depending on the executive covered, this summary reflects the terms applicable to all of the individuals listed in the Summary Compensation Table. Participants in the SERP must be approved by the Compensation and Personnel Committee of the Board. The SERP provides for payments of 60% of the participant's average annual earnings (base salary and bonus) for the highest paid three years out of the last 10 years of the participant's employment reduced by the sum of benefits payable to the officer from the officer's defined benefit plan and the Unfunded Excess Plan. The normal retirement date under the SERP is age 62 with at least 10 years of service and early retirement is at age 55 with at least ten years of service. If a participant retires prior to age 62, the 60% payment under the SERP is reduced by 3% per year for each year the participant's retirement date precedes his/her normal retirement date. The actuarial reduction factor will be waived for participants who have attained age 55 and have a minimum of 10 years of service in a senior executive position with the Company after April 21, 1998. At the timely election of the participant, benefits under the SERP will be made in a lump sum, in installments over a period of up to 10 years, or for the lifetime of the participant. If the lifetime benefit is selected and the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children of a deceased participant who dies while still employed by the Company, payable for a maximum of 12 years. A post-retirement death benefit of one times the participant's final average earnings at the time of retirement will be paid to the designated beneficiary. Messrs. Davis, Harvey, Hoffman, and Protsch and Ms. Wegner are participants in the SERP. The following table shows the amount of retirement payments under the SERP, assuming a minimum of 10 years of service at retirement age and payment in the annuity form.

                  Supplemental Executive Retirement Plan Table

                           Annual Benefit After Specified Years
                                     in Plan
           Average Annual  ----------------------------------------
           Compensation      < 10 Years         >10 Years*
          --------------   --------------     ---------------
           $  200,000              0            $  120,000
              300,000              0               180,000
              400,000              0               240,000
              500,000              0               300,000
              600,000              0               360,000
              700,000              0               420,000
              800,000              0               480,000
              900,000              0               540,000
            1,000,000              0               600,000
            1,100,000              0               660,000
__________

     * Reduced by the sum of the benefit payable from the applicable defined benefit pension plan and the Unfunded Excess Plan.



Key Employee Deferred Compensation Plan

The Company maintains an unfunded Key Employee Deferred Compensation Plan under which participants may defer up to 100% of base salary, incentive compensation and eligible SERP payments. Participants who have made the maximum allowed contribution to the Company-sponsored 401(k) Plan may receive an additional credit to the Deferred Compensation Plan. The credit will be equal to 50% of the lesser of (a) the amount contributed to the 401(k) Plan plus the amount deferred under this Plan; or (b) 6% of base salary, reduced by the amount of any matching contributions in the 401(k) Plan. The employee may elect to have his or her deferrals credited to an Interest Account or a Company Stock Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the A-Utility Bond Rate with a minimum return no less than the prime interest rate published in The Wall Street Journal, provided that the return may not be greater than 12% or less than 6%. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in the common stock of the Company and will be credited with dividends, which will be treated as if reinvested. The shares of common stock identified as obligations under the Plan are held in a rabbi trust. Payments from the Plan may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Participants are selected by the Chief Executive Officer of Alliant Energy Corporate Services. Messrs. Davis, Harvey, Hoffman and Protsch and Ms. Wegner are participants in the Plan.

                    REPORT OF THE COMPENSATION AND PERSONNEL
                      COMMITTEE ON EXECUTIVE COMPENSATION


To Our Shareowners:

The Compensation and Personnel Committee (the "Committee") of the Board of Directors of the Company is currently comprised of five independent directors. The Committee assesses the effectiveness and competitiveness of, approves the design of and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. It also makes recommendations to the Nominating and Governance Committee regarding Director compensation. To support it in carrying out its mission, the Committee engages an independent consultant to provide assistance.

The Committee is committed to implementing an overall compensation program for executives that furthers the Company's mission. Therefore, the Committee adheres to the following compensation policies, which are intended to facilitate the achievement of the Company's business strategies:

          * Executive management compensation (and particularly, long-term incentive compensation) should be closely and strongly aligned with the long-term interests of the Company's shareowners.

          * Total compensation should enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives, upon whom, in large part, the successful operation and management of the Company depends.


          * Base salary levels should be targeted at a competitive market range of base salaries paid to executives of comparable companies. Specifically, the Committee targets the median (50th) percentile of base salaries paid by companies within the utility and general industries.

          * Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined Company, subsidiary, business unit and individual performance goals. In addition, the Committee targets incentive levels at the median (50th percentile) of incentive compensation paid by similarly sized companies within the utility and general industries.

Components of Compensation

The major elements of the Company's executive compensation program are base salary, short-term (annual) incentives and long-term (equity) incentives. These elements are addressed separately below. In setting the level for each major component of compensation, the Committee considers all elements of an executive's total compensation package, including employee benefit and perquisite programs. The Committee's goal is to provide an overall compensation package for each executive officer that is competitive to the packages offered other similarly situated executives. The Committee has determined that total executive compensation at target levels, including that for Mr. Davis, is in line with competitive compensation of comparative companies.

Base Salaries

The Committee annually reviews each executive's base salary. Base salaries are targeted at a competitive market range (i.e., at the median level) when comparing both utility and non-utility (general industry) data. The Committee annually adjusts base salaries to recognize changes in the market, varying levels of responsibility, prior experience and breadth of knowledge. Increases to base salaries are driven primarily by market adjustments for a particular salary level, which generally limits across-the-board increases. The Committee considers individual performance factors in setting base salaries. The Committee reviewed executive salaries for market comparability using utility and general industry data contained in compensation surveys published by The Edison Electric Institute, The American Gas Association and several compensation consulting firms.

In consideration of industry conditions and Company performance, the Committee did not increase the base salaries of the Chief Executive Officer and the Executive Vice Presidents in 2003.

Short-Term Incentives

The Company's short-term (annual) incentive program promotes the Committee's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses tied to the achievement of Company, subsidiary, business unit and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Committee on an annual basis reviews and approves the program's performance goals, the relative weight assigned to each goal and the targeted and maximum award levels. A description of the short-term incentive programs available during 2002 to executive officers follows.

Alliant Energy Corporation Management Incentive Compensation Plan - In 2003, the Alliant Energy Corporation Management Incentive Compensation Plan (the "MICP") covered executives and was based on achieving annual targets in Company performance that included earnings per share ("EPS"), cash flow, safety, diversity and environmental targets for the utility businesses, and business unit (including customer service and reliability) and individual performance goals. Target and maximum bonus awards under the MICP in 2003 were set at the median of the utility and general industry market levels. The Committee considered these targets to be achievable, but to require above-average performance from each of the executives. The level of performance achieved in each category determines actual payment of bonuses, as a percentage of annual salary. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If a pre-determined EPS target is not met, there is no bonus payment associated with the MICP. If the threshold performance for any other performance target is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is no additional payment for performance above the maximum level. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. Potential MICP awards range from 0% to 100% of annual salary for eligible executives.

Due to industry and market conditions, the Committee determined that the Chief Executive Officer and Executive Vice Presidents were not eligible to receive MICP awards for 2003 plan year performance.

Long-Term Incentives

The Committee strongly believes compensation for executives should include long-term, at-risk pay to strengthen the alignment of the interests of the shareowners and management. In this regard, the Company maintains plans that permit grants of stock options, restricted stock and performance units/shares with respect to the Company's common stock. The Committee believes that the incentive plans balance the Company's annual compensation programs by emphasizing compensation based on the long-term, successful performance of the Company from the perspective of the Company's shareowners. A description of the long-term incentive programs available during 2003 to executive officers is set forth below.

Alliant Energy Corporation Long-Term Incentive Program - The Alliant Energy Corporation Long-Term Incentive Program covered executives and consisted of the following components in 2003: non-qualified stock options and performance shares. Non-qualified stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of the Company's common stock. Until 2003, the payout from the performance shares was based on two equally-weighted performance components: the Company's three-year total return to shareowners relative to an investor-owned utility peer group (TSR), and annualized EPS growth versus internally set performance hurdles contained in the Alliant Energy Strategic Plan. Beginning in 2003, total return to shareowners was used as the sole measure of the performance share plan. Thus, the two components of the Long-Term Incentive Program (i.e., stock options and performance shares) provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. During 2003, the Committee made a grant of stock options and performance shares to various executive officers, including Messrs. Davis, Harvey, Hoffman and Protsch and Ms. Wegner. All option grants had per share exercise prices equal to the fair market value of a share of Company common stock on the day following the date the grants were approved. Options vest on a one-third basis at the beginning of each calendar year after grant and have a 10-year term from the date of the grant. Such executives were also granted performance shares. Performance shares will be paid out in a combination of common stock and cash. The award will be modified by a performance multiplier, which ranges from 0 to 2.00 based on Company performance.

In determining actual award levels under the Alliant Energy Corporation Long-Term Incentive Program, the Committee was primarily concerned with providing a competitive total compensation opportunity level to officers. As such, award levels (including awards made to Mr. Davis) were based on a competitive analysis of similarly sized utility and general industry companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. The Committee then established award ranges and individual award levels based on responsibility level and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance shares. Award levels were targeted to the median of the range of such awards paid by comparable companies. The Committee did not consider the amounts of options and performance shares already outstanding or previously granted when making awards for 2003. Mr. Davis' awards in 2003 under the Long-Term Incentive Program are shown in the tables under "Stock Option Grants in 2003" and "Long-Term Incentive Awards in 2003."

Due to the EPS and TSR goals not being achieved, there was no payout for the performance share portion of the Long-Term Incentive Program's three-year cycle that ended in December 2003.

Share Ownership Guidelines

The Company has established share ownership guidelines for executive officers as a way to better align the financial interests of its officers with those of its shareowners. These officers are expected to make continuing progress toward compliance with these guidelines. Under these guidelines, the requisite ownership numbers are 85,000 shares for the Chief Executive Officer, 36,000 shares for Executive Vice Presidents, and 12,000 shares for Vice Presidents. Attainment of these ownership levels is reviewed regularly by the Committee. The Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based on the Committee's commitment to link compensation with performance as described in this report, the Committee intends to qualify future compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) except in limited appropriate circumstances.

Conclusion

The Committee believes the existing executive compensation policies and programs provide an appropriate level of competitive compensation for the Company's executives. In addition, the Committee believes that the long- and short-term performance incentives effectively align the interests of executives and shareowners toward a successful future for the Company.

COMPENSATION AND PERSONNEL COMMITTEE
Judith D. Pyle (Chairperson)
Alan B. Arends
Michael L. Bennett
Singleton B. McAllister
David A. Perdue

                         REPORT OF THE AUDIT COMMITTEE

To Our Shareowners:

The Audit Committee of the Board of Directors of the Company is composed of five directors, each of whom is independent under the NYSE listing standards and SEC rules. The Committee operates under a written charter adopted by the Board of Directors. The Audit Committee charter as amended by the Board of Directors on March 11, 2004, is attached as Appendix A to this proxy statement.

The Company's management is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Company's independent auditors have provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence.

The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other permitted services performed by the independent auditor. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services after the Committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the Committee's authority to management. In the event the need for specific services arises between Committee meetings, the Committee has delegated to the Chairperson of the Committee authority to approve permitted services provided that the Chairperson reports any decisions to the Committee at its next scheduled meeting.

The fees the Company paid to its independent auditors for 2002 and 2003 were as follows:

                           2002                 2003
                       -------------        -------------
Audit Fees              $2,843,000*          $2,293,000
Audit-Related Fees          19,000              332,000
Tax Fees                 1,125,000              435,000
All Other Fees             297,000               54,000

Audit-Related Fees
----------------
consisted of the fees billed for Sarbanes-Oxley Section 404 planning in 2003, employee benefits plan audits, and attest services required by statute or regulations.


Tax Fees
--------
consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the professional staff in the independent auditors' tax division, except those rendered in connection with the audit.


All  Other  Fees
----------------
consisted of license fees for tax and accounting research software products and, in 2002, fees for generation strategy consultation.

___________________________________________________

*Includes approximately $1.4 million for 2000 and 2001 re-audit fees

The Audit Committee does not consider the provision of non-audit services by the independent auditors described above to be incompatible with maintaining auditor independence.

The Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

Based on the Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2003, for filing with the SEC.

AUDIT COMMITTEE
Jack B. Evans (Chairperson)
Alan B. Arends
Michael L. Bennett
Singleton B. McAllister
David A. Perdue

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The SEC rules require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poor's (S&P) 500 Index for the broad market index and the S&P 500 Utilities Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in Company common stock on Dec. 31, 1998, with like returns for the S&P 500 and S&P 500 Utilities indices. Pursuant to SEC rules, the table reflects only information regarding the common stock of the Company.

                                    [Chart]

                       Cumulative Total Shareowner Return
                           Alliant Energy Corporation

        Alliant
        Energy           S&P 500
       Corporation       Utilities     S&P 500
        (LNT)            Index         Index
1998    $100.00           $100.00       $100.00
1999    $ 91.42           $ 90.82       $121.04
2000    $113.46           $142.76       $110.02
2001    $115.49           $ 99.30       $ 96.95
2002    $ 68.93           $ 69.52       $ 75.52
2003    $109.25           $ 87.77       $ 97.18

                       Cumulative Total Shareowner Return
                           Alliant Energy Corporation

                                                       December 31,
                                -----------------------------------------------------------------
                                  1998       1999       2000       2001       2002       2003
                                -----------------------------------------------------------------
Alliant Energy Corporation (LNT) $100.00   $ 91.42     $113.46    $115.49    $ 68.93    $109.25
S&P 500 Utilities Index          $100.00   $ 90.82     $142.76    $ 99.30    $ 69.52    $ 87.77
S&P 500 Index                    $100.00   $121.04     $110.02    $ 96.95    $ 75.52    $ 97.18

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers to file reports of ownership and changes in ownership of the Company's common stock and subsidiary preferred stock with the SEC and the NYSE. As a matter of practice, the Company's Shareowner Services Department assists the Company's reporting persons in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. The Company is required to disclose in this proxy statement the failure of reporting persons to file these reports when due. Based on the written representations of the reporting persons and on copies of the reports filed with the SEC, the Company believes that all reporting persons of the Company satisfied these filing requirements.







                                By Order of the Board of Directors,


                                  /s/ F. J. Buri
                                --------------------------------------
                                F. J. Buri
                                Corporate Secretary

APPENDIX A - AUDIT COMMITTEE CHARTER

Purposes and Role of Committee

The purposes of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Alliant Energy Corporation (the "Company") are to: (1) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors; and (2) prepare the report that Securities and Exchange Commission ("Commission") rules require to be included in the Company's annual proxy statement. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") and applicable laws and regulations.


Committee Membership

The Committee shall consist of three or more members of the Board, each of whom satisfies the requirements for independence and experience under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), Commission rules and the listing standards of the New York Stock Exchange (the "NYSE"). The Board will endeavor to ensure that at least one Committee member shall qualify as an "audit committee financial expert" as defined by SEC rules. Committee members may not serve on audit committees of more than two other public companies without the prior consent of the Board to enable the Board to determine that such service would not impair the ability of such a member to effectively serve on the Audit Committee.


Appointment and Removal of Committee Members

The Committee members shall be appointed by the Board annually or as necessary to fill vacancies upon recommendation of the Company's Nominating and Governance Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board upon recommendation of the Company's Nominating and Governance Committee.


Committee Structure and Operations

The Board shall designate one member of the Committee as its Chair. The Committee shall meet in formal session at least three times each year and, in addition, hold quarterly meetings with the independent auditors and management to discuss the annual audited financial statements and the quarterly financial statements and earnings releases. Additional meetings shall be held when deemed necessary or desirable at the request of the Chairperson of the Board, the Chief Executive Officer or any Committee member. The Committee will meet periodically in executive session without management present.

Committee Responsibilities

The responsibilities of the Committee are to:

          1. Be directly responsible for the appointment, compensation, retention, termination and oversight of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors must report directly to the Committee.

          2. Pre-approve all audit services and permitted non-audit services to be performed by the independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. Such pre-approval may be pursuant to pre-approval policies and procedures established by the Committee provided such policies and procedures are detailed as to the particular service to be provided, require the Committee to be informed about each such service prior to making pre-approval decisions and do not include delegation of the Committee's responsibilities to management. The Committee may delegate authority to grant pre-approvals of audit services and permitted non-audit services to subcommittees consisting of one or more of its members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

          3. Review with the independent auditors the scope of the prospective audit, the estimated fees therefore and such other matters pertaining to such audit as the Committee may deem appropriate. Receive copies of the annual comments from the independent auditors on accounting procedures and systems of control.

          4. Review and discuss with management and the independent auditors, before filing with the Commission, the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

          5. Review and discuss with management and the independent auditors the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies; provided that the discussion of financial information and earnings guidance provided to analysts and ratings agencies may be done generally (e.g. discussion of the types of information to be disclosed and the type of presentation to be made) and need not occur in advance of each instance in which the Company may provide such information or guidance.

          6.   Review  and  discuss  with  management,   the  internal  auditing
               department and the independent auditors: (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

          7. Review and discuss quarterly reports from the independent auditors on: all critical accounting policies and practices to be used; all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the preferred treatment by the independent auditors; other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

          8. Review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The review shall include a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

          9. Review the action taken by management on the internal auditors' and independent auditors' recommendations.

          10. Review with the senior internal audit executive the annual internal audit plan and scope of internal audits.

          11. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

          12. Review the appointment, reassignment and replacement of the senior internal audit executive.

          13. Set clear policies for hiring by the Company of employees or former employees of the independent auditors.

          14. Meet in separate private sessions, on a periodic basis, with each of the independent auditors, the internal auditors and members of management as appropriate.

          15. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting or any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal control over financial reporting.

          16. As and when required by Commission rules, obtain, on a quarterly basis, reports from management regarding its evaluation of the Company's disclosure controls and procedures and internal control over financial reporting.

          17. As and when required by Commission rules, obtain, on an annual basis, the independent auditors' attestation report on management's assessment of the Company's internal control over financial reporting.

          18. Review with management, the independent auditors and the senior internal audit executive the adequacy of, and any significant changes in, the internal controls; the accounting policies, procedures or practices of the Company and its subsidiaries; and compliance with corporate policies, directives and applicable laws.

          19. Annually receive from and discuss with the independent auditors a written statement delineating all relationships between the auditors and the Company that may have a bearing on the auditors' independence.

          20. Obtain and review, at least annually, a report by the independent auditors describing: the independent auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, Public Company Accounting Oversight Board inspection, or by any inquiry or investigation by governmental or professional authorities (including any material litigation), within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

          21.  Review and evaluate the lead partner of the independent auditors.

          22. Ensure the rotation of lead and concurring audit partners as required by Commission rules. Consider whether, in order to ensure continuing auditor independence, there should be regular rotation of the audit firm itself.

          23. Establish procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company and its affiliates of concerns regarding questionable accounting, internal control or auditing matters.

          24. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to ensure Company compliance with laws, regulations and internal procedures.

          25. Discuss with management the Company's policies with respect to risk assessment and risk management, the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          26. Conduct or authorize investigations into any matters within the Committee's scope of responsibility, consistent with procedures to be adopted by the Committee.

          27. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

Committee Reports
------------------
          1. Report to the Board on a regular basis on the activities of the Committee (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function. The report to the Board may take the form of an oral report by the Committee's Chair or any other member of the Committee designated by the Committee to make such report.

          2. Annually produce a report on matters required by the rules of the Commission for inclusion in the Company's annual proxy statement.

          3. Maintain minutes or other records of meetings and activities of the Committee


Annual Performance Evaluation
------------------------------
Conduct an annual performance evaluation of the Committee, which shall assess the performance of the Committee with respect to the duties and responsibilities of the Committee as set forth in this charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this charter and recommend to the Board any improvements to this charter that the Committee considers necessary or appropriate. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Resources and Authority of the Committee

The Committee shall have the authority, as it deems necessary to carry out its duties, to retain, discharge and approve fees and other terms for retention of its own independent experts in accounting and auditing, legal counsel and other independent experts or advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work and to any experts or advisors employed by the Committee. The
Committee may direct any officer or employee of the Company or request any employee of the Company's independent auditors, outside legal counsel or other consultants or advisors to attend a Committee meeting or meet with any Committee members.

(As Amended March 11, 2004)

[AE LOGO]                                              Vote by Telephone
Shareowner Services                                 Call TOLL-FREE using a
P. O. Box 2588                                      touch-tone telephone
Madison, WI 53701-2568                                1-800-660-7580
1-800-356-5343
                                                       Vote by Internet
                                                    Access the Website and
                                                    cast your vote:
                                                  http://www.alliantenergy.com/
                                                          annualreports

                                                       Vote by Mail
                                                    Return your signed proxy
                                                    card in the postage-paid
                                                    envelope provided to:
                                                      Alliant Energy Corp.
                                                      PO Box 2568
                                                      Madison, WI  53701

                      Vote 24 hours a day, 7 days a week!
                Your telephone or Internet vote must be received
                       by 11:59 p.m.Central Daylight Time
             On May 20, 2004 to be counted in the final tabulation.
            Please fold and detach card at perforation before mailing
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Alliant Energy Corporation             PO Box 2568            Madison WI  53701
________________________________________________________________________________
This proxy, when properly executed will be voted in the manner directed herein by the shareowner. If no direction is made, the proxies will vote as recommended by the Board of Directors. The Board of Directors recommends a vote "FOR" all listed director nominees, and "FOR" the proposal to amend the restated articles of incorporation to increase the number of authorized shares.


     1. ELECTION OF DIRECTORS

Nominee for term ending in 2006:   (01)  Ann K. Newhall

Nominees for terms ending in 2007: (02)  Michael L. Bennett
                                   (03)  Jack B. Evans
                                   (04)  David A. Perdue
                                   (05)  Judith D. Pyle

         __  FOR ALL      __  WITHHOLD FOR ALL     __  FOR ALL EXCEPT (*)

          *To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list to the left and mark an (x) in the "For All Except" box.

     2. PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 240,000,000 MILLION

         __  FOR          __ AGAINST       __ ABSTAIN

___ I (we) consent access future notices of annual meetings, proxy statement and annual reports electronically through the Internet, instead of receiving these materials by mail.

___ I (we) will attend the annual meeting in Dubuque, IA. Registration is required at the meeting.



        --------------------------------------------------------------
        Signature                                Date

        --------------------------------------------------------------
        Signature                                Date
     Please date and sign your name(s) exactly as shown herein and mail promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In case of Joint Holders, all should sign.




                                ADMISSION TICKET

                Please bring this ticket to the Annual Meeting.
       It will expedite your admittance when presented upon your arrival.


                           ALLIANT ENERGY CORPORATION

                       2004 Annual Meeting of Shareowners
           Friday, May 21, 2004, at 1:00 p.m. (central daylight time)

                               Grand River Center
                                  Exhibit Hall
                                  500 Bell St
                                  Dubuque, IA



                     Please be prepared to show picture ID

     For driving directions, please consult the web at grandrivercenter.com

- - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             Please fold and detach admission ticket at perforation

                           ALLIANT ENERGY CORPORATION
                              Shareowner Services
                                 P.O. Box 2568
                                Madison WI 53701
                                 1-800-356-5343

This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints Erroll B. Davis, Jr. and F. J. Buri, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the "Company"), held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and IES Employee Stock Ownership Plan at the close of business on April 1, 2004, at the Annual Meeting of Shareowners of the Company to be held at the Grand River Center, Dubuque, IA on May 21, 2004 at 1:00 p.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated April 6, 2004 and accompanying Proxy Statement, subject to any directions indicated on the reverse side of this card.


                 NEW ON-LINE ACCOUNT ACCESS JUST A CLICK AWAY!

With 24-hour access via the web, 7 days a week, shareowners and prospective shareowners can:

*      View payment information
*      View plan statements
*      View and print tax information
*      Examine reinvestment and certificate account details and balances.
*      Change address information
*      Vote proxies
*      Receive future shareowner communications through the Internet.

Go to www.alliantenergy.com/shareowners click on "Access Your Account On-Line".

Follow instructions for first-time visitors.

                                                       VOTE BY TELEPHONE
                                              Have this form  available  when
                                              you call the Toll-Free  number
                                              1-800-542-1160 using a touch-tone
                                              telephone and follow the simple
                                              instructions to record your vote.

                                                       VOTE BY INTERNET
                                              Have this form available when
                                              you access the website
                                              http://www.votefast.com and
                                              follow the simple instructions to
                                              record your vote.

                                                       VOTE BY MAIL
                                              Please mark, sign and date the
                                              card below and return it to:
                                              Corporate Election Services (CES)
                                              PO Box 1150, Pittsburgh, PA  15230

Vote by Telephone          Vote by Internet            Vote by Mail
Call Toll-Free using a     Access the Website and      Return your proxy
touch-tone telephone:      cast your vote:             card to CES if you have
1-800-542-1160             http://www.votefast.com     not voted electronically.


                      Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 10:59 p.m. Central Daylight Time on May 19, 2004 to be counted in the final tabulation.

           Please fold and detach card at perforation before mailing.

Alliant Energy                               Confidential Voting Instructions

The Trustee is directed to vote as specified  below (or if no  specification  is made) "FOR" the election of all listed director nominees and "FOR" the proposal to amend the restated articles of incorporation to increase the number of authorized shares. To vote in accordance with the Board of Directors' recommendation, just sign below without checking any boxes. If you fail to sign and return these instructions, the Trustee will vote all shares deemed credited to your account as directed by the Total Compensation Committee.

Although the Trustee makes no recommendation, the Board of Directors recommends a vote "FOR" all listed director nominees and "FOR" the proposal to amend the restated articles of incorporation to increase the number of authorized shares.

1. ELECTION OF DIRECTORS

Nominee for term ending in 2006:        (01)  Ann K. Newhall

Nominees for terms ending in 2007:      (02)  Michael L. Bennett
                                        (03)  Jack B. Evans
                                        (04)  David A. Perdue
                                        (05)  Judith D. Pyle
 [__]   FOR ALL   [__]   WITHHOLD FOR ALL   [__]   FOR ALL EXCEPT ( * )


     * To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an ( X ) in the "For All Except" box.

2. PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 240,000,000

 [__]   FOR       [__]   AGAINST   [__]   ABSTAIN



     ---------------------------------------------------------------------
       Signature                                           Date

          Please date and sign your name exactly as shown hereon and mail. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such

           Please fold and detach card at perforation before mailing.
             Please fold and detach admission ticket at perforation.

Alliant Energy          Confidential Voting Instructions

These confidential voting instructions are to American Express Trust Company, as Trustee for the Alliant Energy Corporation 401(k) Savings Plan (the "Plan"), and are solicited on behalf of the Board of Directors of Alliant Energy Corporation for the Annual Meeting of Shareowners to be held on May 21, 2004. The undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) the number of shares of Alliant Energy Corporation common stock credited to the undersigned's account under the Plan at the Annual Meeting of Shareowners to be held on Friday, May 21, 2004 at 1:00 p.m. at the Grand River Center, 500 Bell St., Dubuque, Iowa, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, described in the proxy statement, subject to any directions indicated on the reverse side of the card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.